                                                              EXHIBIT (d)(2)(ii)

                               AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                             SUB-ADVISORY AGREEMENT

                                     BETWEEN

                              ING INVESTMENTS, LLC

                                       AND

                       AELTUS INVESTMENT MANAGEMENT, INC.

           SERIES                                        ANNUAL SUB-ADVISORY FEE
           ------                                        -----------------------
ING VP Money Market Portfolio                                   0.113%